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                                                                   Exhibit 23.6


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999, with respect to the financial statements of The Toledo, Peoria and Western Railroad Corporation incorporated by reference from RailAmerica's Current Report on Form 8-K/A, dated November 12, 1999 in the Registration Statement (Form S-4) dated September 6, 2000 of RailAmerica Transportation Corp. for the registration of $130,000,000 12 7/8% Senior Subordinated Notes due 2010.


                                                Ernst & Young LLP


Syracuse, New York
September 5, 2000